UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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HANDY & HARMAN LTD.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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HANDY & HARMAN LTD.
1133 Westchester Avenue, Suite N222
White Plains, New York 10604

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 28, 2015

April 30, 2015

To our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Handy & Harman Ltd. (the “Company”) to be held on May 28, 2015, at 9:00 a.m., local time, at Shade Hotel, 1221 North Valley Drive, Manhattan Beach, CA 90266 for the following purposes:

1. To elect seven directors to the Board of Directors (the “Board”) of the Company.

2. To approve, on a non-binding, advisory basis, named executive officer compensation.

3. To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

4. To transact any other business as may properly come before the Annual Meeting or any postponement or adjournments of the Annual Meeting.

These items of business are more fully described in the attached Proxy Statement. Only holders of record of the Company’s common stock, $0.01 par value per share, at the close of business on April 15, 2015 will be entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors.

WARREN G. LICHTENSTEIN
Chairman of the Board

Whether or not you plan to attend the Annual Meeting, please cast your vote online, by telephone or by completing, dating, signing and promptly returning the enclosed proxy card or voting instruction card in the enclosed postage-paid envelope before the Annual Meeting. This will assure that your shares are represented at the Annual Meeting.

HANDY & HARMAN LTD.

1133 Westchester Avenue, Suite N222
White Plains, New York 10604

PROXY STATEMENT

Annual Meeting of Stockholders

This Proxy Statement is being furnished to the stockholders of Handy & Harman Ltd., a Delaware corporation (the “Company,” “HNH,” “we” or “us”), in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Handy & Harman Ltd., for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on May 28, 2015, at 9:00 a.m., local time, at Shade Hotel, 1221 North Valley Drive, Manhattan Beach, CA 90266 and at any postponements or adjournments thereof.

At the Annual Meeting, stockholders will be asked:

1. To elect seven directors to the Board.

2. To approve, on a non-binding, advisory basis, named executive officer compensation.

3. To ratify the selection of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

4. To transact any other business as may properly come before the Annual Meeting or any postponement or adjournments of the Annual Meeting.

The Board has fixed the close of business on April 15, 2015, as the record date for the determination of the holders of the Company’s common stock, $0.01 par value per share (“Common Stock”), entitled to notice of and to vote at the Annual Meeting. Each eligible stockholder will be entitled to one vote for each share held on all matters to come before the Annual Meeting and may vote in person or by proxy by completing the enclosed proxy card and returning it in the enclosed postage prepaid envelope or, as indicated on the proxy card, by voting on the Internet or by voting by telephone. At the close of business on April 15, 2015, there were 10,785,576 shares of Common Stock entitled to vote.

This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Stock on or about April 30, 2015. Our Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended December 31, 2014 (“2014”) is enclosed with this Proxy Statement.

THE ANNUAL MEETING

Date, Time and Place

The Annual Meeting will be held on May 28, 2015, at 9:00 a.m., local time, at Shade Hotel, 1221 North Valley Drive, Manhattan Beach, CA 90266.

Matters to be Considered

At the Annual Meeting, stockholders will be asked to consider and cast a vote on the following matters: the election of seven directors; the approval, on a non-binding, advisory basis, of named executive officer compensation; and the ratification of the selection of independent auditors.

The Board does not know of any matters to be brought before the Annual Meeting other than as set forth in the notice of Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Quorum; List of Stockholders of Record

Only holders of record of the Company’s Common Stock at the close of business on April 15, 2015 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 10,785,576 shares of Common Stock outstanding and entitled to vote. A majority of the shares outstanding on the Record Date, represented by proxy or in person, will constitute a quorum for the transaction of business at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices for a period of ten days before the Annual Meeting. Stockholders may examine the list for purposes germane to the Annual Meeting.

Voting Rights; Required Vote

Stockholders are entitled to one vote for each share of Common Stock held by them as of the Record Date.

Proposal 1: Election of Directors.  Under our bylaws, the director nominees receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected to fill the seats of our Board. Abstentions are not counted as votes “FOR” or “AGAINST” the election of directors. Stockholders do not have the right to cumulate their votes in the election of directors.

The Board recommends a vote “FOR” all nominees.

Proposal 2: Approval of Named Executive Officer Compensation.  The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting in person or by proxy on the matter. The vote is advisory and therefore not binding on the Board, the Compensation Committee of the Board (the “Compensation Committee”), or the Company.

The Board recommends a vote “FOR” this proposal.

Proposal 3:  Selection of Auditors.  Ratification of the selection of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2015 requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting in person or by proxy on the matter. The vote is advisory and therefore not binding on the Board, the Audit Committee of the Board (the “Audit Committee”), or the Company.

The Board recommends a vote “FOR” this proposal.

We have been advised that it is the intention of SPH Group Holdings LLC (“SPHG Holdings”) to vote the shares of our Common Stock over which it has voting power “FOR” all nominees for director and in favor of all other proposals described in this Proxy Statement. SPHG Holdings beneficially owned approximately 66.1% of our outstanding shares of Common Stock as of the Record Date. See the stock ownership table set forth in “Stock Ownership of Principal Stockholders and Management” below for information regarding the ownership of our Common Stock.

Voting of Proxies

Stockholders that are “beneficial owners” (your HNH shares are held for you in street name, by a bank, broker or other nominee) and “registered stockholders” (your HNH shares are held in your own name through our transfer agent, Computershare, or you are in possession of stock certificates) may submit their votes before the Annual Meeting by: (a) Internet at www.proxyvote.com, or (b) telephone by calling 1-800-690-6903. Additionally, if you received your materials for the Annual Meeting by mail and do not wish to vote by Internet or telephone, you may mail a completed proxy card (in the case of registered stockholders), or voting instruction card (in the case of beneficial owners), in the prepaid envelope that was provided with your annual meeting materials. Stockholders wishing to vote by mail should be sure to complete and properly sign the proxy card (registered holders) or voting instruction card (beneficial owners) you received and return it in the prepaid envelope provided, and it will be voted in accordance with the specifications made on the proxy card or voting instruction card. If no specification is made on a signed and returned proxy card or voting instruction card, the shares represented by the proxy will be voted “FOR” the election to the Board of each of the seven nominees named on the proxy or instruction card, “FOR” the advisory vote on approval of the compensation of our named executive officers, and “FOR” ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2015, and, if any other matters are properly brought before the Annual Meeting, the proxy will be voted as the Board may recommend.

Voting instructions, including instructions for both telephonic and Internet voting, are provided on the proxy card. The Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the proxy card, will identify stockholders and allow them to vote their shares and confirm that their voting instructions have been properly recorded. If you do vote by Internet or telephone, it will not be necessary to return your proxy card.

We encourage stockholders with Internet access to record your vote on the Internet or, alternatively, to vote by telephone. Internet and telephone voting is convenient, saves on postage and mailing costs and is recorded immediately, minimizing the risk that postal delays may cause your vote to arrive late and therefore not be counted.

If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone voting will depend on their voting procedures.

If you attend the Annual Meeting, you may also vote in person, and any previously submitted votes will be superseded by the vote you cast at the Annual Meeting (attendance at the Annual Meeting will not, in and of itself, constitute a revocation of any previously submitted votes). If your shares are held in a brokerage, bank, or other institutional account, you must obtain a proxy from that entity showing that you were the record holder as of the close of business on the Record Date, in order to vote your shares at the Annual Meeting.

If a stockholder neither returns a signed proxy card, votes by the Internet or by telephone, nor attends the Annual Meeting and votes in person, his or her shares will not be voted.

Revocability of Proxies

Any proxy signed and returned by a stockholder or voted by telephone or via the Internet may be revoked at any time before it is voted. A proxy may be revoked by giving written notice of revocation to the Secretary of the Company, at the Company’s address set forth herein, by executing and delivering a later-dated proxy, either in writing, by telephone or via the Internet, or by voting in person at the Annual Meeting. The mere presence at the Annual Meeting of a stockholder who has previously appointed a proxy will not revoke the appointment. Please note, however, that if a stockholder has instructed a broker, bank or nominee to vote his, her or its shares of Common Stock, the stockholder must follow the directions received from the broker, bank or nominee to change his, her or its instructions. In the event of multiple online or telephone votes by a stockholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the stockholder, unless such vote is revoked in person at the Annual Meeting according to the revocability instructions outlined above.

Attending in Person

Only holders of Common Stock as of the Record Date, their proxy holders and our invited guests may attend the Annual Meeting. If you wish to attend the Annual Meeting in person but you hold your shares in street name, such as by a broker, you must bring proof of your ownership and identification with a photo at the Annual Meeting. For example, you may bring an account statement showing that you beneficially owned Common Stock as of the Record Date as acceptable proof of ownership.

Effect of Abstentions and “Broker Non-Votes”

If a registered stockholder indicates on his or her proxy card that the stockholder wishes to abstain from voting, or a beneficial owner instructs its bank, broker or other nominee that the stockholder wishes to abstain from voting, these shares are considered present and entitled to vote at the Annual Meeting. These shares will count toward determining whether or not a quorum is present. Because directors are elected by a plurality of votes, abstentions will have no effect on the outcome of Proposal No. 1, concerning the election of the seven nominees to our Board. Similarly, abstentions will have no effect on Proposal No. 2, concerning the non-binding, advisory vote on executive compensation, and Proposal No. 3, concerning the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

A “broker non-vote” occurs when a beneficial owner does not provide his or her broker with instructions as to how to vote the shares (“uninstructed shares”) and the broker does not vote on a particular proposal because they do not have authority to vote on that particular proposal without receiving voting instructions from the beneficial owner. Brokers may not vote on “non-routine” proposals unless they have received voting instructions from the beneficial owner, and to the extent that they have not received voting instructions, brokers report such number of shares as “non-votes.” Proposal No. 1, concerning the election of the seven nominees to our Board, and Proposal No. 2, concerning the non-binding, advisory vote on executive compensation, are considered “non-routine”, which means that brokerage firms may not vote in their discretion regarding these items on behalf of beneficial owners who have not furnished voting instructions; however, such uninstructed shares will be counted towards establishing a quorum. Therefore, we encourage you to vote your shares by Internet, telephone or by signing and returning your proxy card or voting instruction card with complete voting instructions before the Annual Meeting, so that your shares will be represented and voted at the Annual Meeting even if you cannot attend in person.

Brokers do have authority to vote uninstructed shares for or against “routine” proposals. Proposal No. 3, ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2015, constitutes a “routine” proposal. Accordingly, a broker may vote uninstructed shares “FOR” or “AGAINST” Proposal No. 3 and such votes will count towards establishing a quorum.

The inspector of elections appointed for the Annual Meeting will separately tabulate the relevant affirmative and negative votes, abstentions and broker non-votes (which are votes that could have been provided had the beneficial holder provided voting instructions to its broker) for each proposal.

Adjournment of Annual Meeting

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of additional proxies. The chairperson of the Annual Meeting shall have the power to adjourn the Annual Meeting. If the Annual Meeting is postponed or adjourned, a stockholder’s proxy may remain valid and may be voted at the postponed or adjourned meeting. A stockholder still will be able to revoke the stockholder’s proxy until it is voted.

No Right of Appraisal

Neither Delaware law, the Company’s Certificate of Incorporation, nor its bylaws provides for appraisal or other similar rights for dissenting shareholders in connection with any of the proposals to be voted upon at the Annual Meeting. Accordingly, the Company’s stockholders will have no right to dissent and obtain payment for their shares.

Expenses of Soliciting Proxies

Our Board is soliciting the proxy included with this Proxy Statement for use at the Annual Meeting. We will pay the expenses of soliciting proxies for the Annual Meeting. After the mailing of the proxy cards and other soliciting materials, we and/or our agents, including our directors, officers or employees, also may solicit proxies by mail, telephone, facsimile, email or in person. After the mailing of the proxy cards and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our Common Stock forward copies of the proxy cards and other soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. We will reimburse the record holders for their reasonable expenses if they ask us to do so. Our directors, officers and employees will not receive any additional compensation for any soliciting efforts in which they may be engaged.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 28, 2015.

This Proxy Statement and the Annual Report are available at www.handyharman.com/2015annual.php.

Annual Report and Company Information

A copy of the Annual Report is being furnished to stockholders concurrently herewith.

The Company will mail without charge, upon written request, a copy of the Annual Report, including the financial statements, schedule and list of exhibits, and any exhibit specifically requested. Stockholders may request a written copy of our Audit Committee Charter, Compensation Committee Charter, Nominating Committee Charter, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, by writing to our Corporate Secretary. Requests should be sent to:

Handy & Harman Ltd.
Attn: Corporate Secretary
1133 Westchester Avenue, Suite N222
White Plains, New York 10604

Each of these documents is also available on our website, www.handyharman.com under “Investor Relations – Corporate Governance”.

Independent Auditors

We have been advised that representatives of BDO are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be identified by their use of such words as “expects,” “anticipates,” “intends,” “hopes,” “believes,” “could,” “may,” “will,” “projects,” and “estimates,” and other similar expressions, but these words are not the exclusive means of identifying such statements. We caution that a variety of factors, including but not limited to the following, could cause our results to differ materially from those expressed or implied in our forward-looking statements: our ability to deploy our capital in a manner that maximizes stockholder value; the ability to identify suitable acquisition candidates or business and investment opportunities; the inability to realize the benefits of our net operating losses; the ability to consolidate and manage our newly acquired businesses; fluctuations in demand for our products; environmental and other health and safety laws and regulations; general economic conditions and other risks detailed from time to time in filings we make with the United States Securities and Exchange Commission (the “SEC”), including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. Except as required by law, we assume no obligation to update any forward-looking information that is included in this Proxy Statement.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

At the Annual Meeting, stockholders are being asked to elect seven directors to serve until the next annual meeting or until their successors are elected and qualified. On April 17, 2015, Glen M. Kassan notified the Board of his intention to retire and not stand for reelection at the Annual Meeting. Following Mr. Kassan’s notification, the Board, pursuant to our bylaws, authorized the size of the Board to be reduced to seven directors, effective as of the Annual Meeting.

The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote for the seven nominees named by the Board and listed on the following table. The Board does not expect that any of the nominees will be unavailable for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for the substitute nominees as the Board may propose.

Director Nominees

Each of the following nominees is currently serving as a director. Each of the biographies of the nominees for election as directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the past five years, and the experience, qualifications, attributes and skills that caused the Nominating Committee of the Board (the “Nominating Committee”) and the Board to determine that the person should be nominated for election as a director of the Company at the Annual Meeting. No family relationships exist between any directors or executive officers (as such term is defined in Item 401(d) of Regulation S-K promulgated under the Exchange Act). The following information is as of April 15, 2015.

Name	Age	Position With The Company	Director Since
Warren G. Lichtenstein	49	Chairman of the Board	2005
Jack L. Howard	53	Vice Chairman and Principal Executive Officer of HNH	2005
Patrick A. DeMarco (1)(2)(3)	50	Director	2012
Robert Frankfurt (1)(2)(3)	49	Director	2008
John H. McNamara, Jr.	51	Director	2008
Garen W. Smith (1)(2)(3)	72	Director	2002
Jeffrey A. Svoboda	63	Director, Senior Vice President of HNH and President and Chief Executive Officer of Handy & Harman Group Ltd. (“HNH Group”)	2011
__________________________

(1)	Member of the Nominating Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Audit Committee.

Warren G. Lichtenstein has served as the Chairman of the Board of the Company since July 2005. Mr. Lichtenstein served as the Chairman and Chief Executive Officer of Steel Partners Holdings GP Inc. (“Steel Holdings GP”) from July 2009 to February 2013, and as Executive Chairman since February 2013. Steel Holdings GP is the general partner of Steel Partners Holdings L.P. (“Steel Holdings”), a global diversified holding company that engages in multiple businesses through consolidated subsidiaries, associated companies and other interests. Mr. Lichtenstein is the Chairman and Chief Executive Officer of Steel Partners LLC (“Steel Partners”) and has been associated with Steel Partners and its affiliates since 1990. Since March 2013, Mr. Lichtenstein has served as Chairman of the Board of ModusLink Global Solutions, Inc. (“ModusLink”), a NASDAQ company providing customized supply chain management services to the world’s leading high technology companies. Mr. Lichtenstein has served as a director of GenCorp Inc., a NYSE-listed manufacturer of aerospace and defense products and systems with a real estate business segment, since March 2008 and has served as the Chairman of the Board since March 2013. Mr. Lichtenstein has served as a director (currently Chairman of the Board) of Steel Excel Inc. (“Steel Excel”), a company whose business currently consists of Steel Sports Inc. and Steel Energy Services Ltd., since October 2010 and Chairman of the Board since May 2011. In 2011 Mr. Lichtenstein founded Steel Sports, Inc., a subsidiary of Steel Excel dedicated to building a network of participatory and experience-based sports-related businesses, with a particular emphasis on youth sports. He has served as a director of SL Industries, Inc. (“SL Industries”), a company that designs, manufactures and markets power electronics, motion control, power protection, power quality electromagnetic and specialized communication equipment that is listed on NYSE Amex, since March 2010. He previously served as a director (formerly Chairman of the Board) of SL Industries from January 2002 to May 2008 and served as Chief Executive Officer from February 2002 to August 2005. Mr. Lichtenstein served as a director of WebFinancial Corporation (“WebFinancial”), the predecessor entity of Steel Holdings, from 1996 to June 2005, as Chairman and Chief Executive Officer from December 1997 to June 2005 and as President from December 1997 to December 2003, and he has previously served as a director (formerly Chairman of the Board) of United Industrial Corporation (“United Industrial”) and as a director of KT&G Corporation and of Layne Christensen Company. In 2010 he established the Steel Partners Foundation, a private charitable foundation, and he is a member of the Board of Our Kids First Foundation.

The Board has determined that Mr. Lichtenstein’s extensive experience in corporate finance, executive management, investing and his service as a director and advisor to a diverse group of public companies enable him to assist in the management of the Company.

Jack L. Howard has been Vice Chairman of the Board since March 2012 and Principal Executive Officer since January 2013, and has served as a director of the Company since July 2005. Mr. Howard has been a registered principal of Mutual Securities, Inc., a FINRA registered broker-dealer, since 1989. Mr. Howard has served as the President of Steel Holdings GP since July 2009 and has served as a director of Steel Holdings GP since October 2011. He also served as the Assistant Secretary of Steel Holdings GP from July 2009 to September 2011 and as Secretary from September 2011 to January 2012. He is the President of SP General Services LLC. He is the President of Steel Partners and has been associated with Steel Partners and its affiliates since 1993. Mr. Howard also co-founded Steel Partners II, L.P. in 1993, a private investment partnership that is now a wholly-owned subsidiary of Steel Holdings. Mr. Howard has been a director of Steel Excel since December 2007, serving as Vice Chairman of the Steel Excel Board since May 2012, and Principal Executive Officer of Steel Excel since March 2013. He has served as Chairman of DGT Holdings Corp. (“DGT”), currently a real estate company, since September 2011. He has served as the Chairman of iGo, Inc. since August 2013. He has been a director of CoSine Communications, Inc., a holding company, since July 2005. He currently holds the securities licenses of Series 7, Series 24, Series 55 and Series 63.

The Board has determined that Mr. Howard’s managerial and investing experience in a broad range of businesses over the past 28 years, as well as his service on the boards of directors and committees of both public and private companies, enable him to effectively lead the management of the Company.

Patrick A. DeMarco has served as a director of the Company since 2012. Mr. DeMarco has been President of Risken Software Services, a provider of enterprise level technology solutions to automotive dealerships, since 2006. From 2002 to 2006, he was Executive Director, Client Solutions for J.D. Power & Associates, a global marketing information services company operating in key business sectors across a variety of industries. From 2000 to 2002, he was Vice President of Sales and Business Development for Blue Falcon Networks (now known as Akimbo Systems), a leader in distributed networking technologies and provider of cost-effective streaming media delivery solutions. From 1999 to 2000, Mr. DeMarco was a co-founder of MValue.com, which offered a privacy protection application for internet shoppers. He received a M.B.A. from Miami University (Ohio).

The Board had determined that Mr. DeMarco’s experience and success in key roles across a variety of industries, including with other manufacturing companies having attributes similar to the Company, enable him to assist in the effective management of the Company.

Robert Frankfurt has been a director of the Company since November 2008. Mr. Frankfurt is the founder of Myca Partners, Inc., an investment advisory services firm, and has served as its President since November 2006. From February 2005 through December 2005, Mr. Frankfurt served as the Vice President of Sandell Asset Management Corp., a privately owned hedge fund. From October 2002 through January 2005, Mr. Frankfurt was a private investor. Mr. Frankfurt served as a director of Peerless Systems Corp., a public company that licenses and sells imaging and networking technologies and components to the digital document markets, from November 2010 to June 2012.  Mr. Frankfurt served as a director of Mercury Payment Systems, Inc., a private company that provides integrated transaction processing, from October 2010 until its sale in June 2014. Mr. Frankfurt graduated from the Wharton School of Business at the University of Pennsylvania with a B.S. in Economics and received an M.B.A. from the Anderson Graduate School of Management at University of California at Los Angeles.

The Board has determined that Mr. Frankfurt’s years of experience with private investing and investment advising and his post-graduate education, which provide him with comprehensive financial and accounting expertise, enable him to assist in the effective management of the Company.

John H. McNamara Jr. has served as a director of the Company since February 2008. He is a Managing Director and investment professional of Steel Partners and has been associated with Steel Partners and its affiliates since 2006. Mr. McNamara has served as Chairman of the Board of Directors of WebBank, a Utah chartered industrial bank that is a wholly-owned subsidiary of Steel Holdings, since 2009, and Executive Chairman since 2012. Mr. McNamara served as a director of SL Industries from 2008 until 2011. Prior to working at Steel Partners, Mr. McNamara was a Managing Director and Partner at Imperial Capital LLC, an investment banking firm, which he joined in 1995. As a member of its Corporate Finance Group, he provided advisory services for middle market companies in the areas of mergers and acquisitions, restructurings and financings. Mr. McNamara began his career at Bay Banks, Inc., a commercial bank, where he served in lending and work-out capacities.

The Board has determined that Mr. McNamara’s record of success in leadership positions in other public companies and extensive expertise in banking and corporate finance, particularly in the areas of mergers and acquisitions, restructuring and financing, enable him to assist in the effective management of the Company.

Garen W. Smith has served as a director of the Company since 2002. Mr. Smith has served as Vice President, Secretary and Treasurer of New Abundance Corp., a business consulting company, since 1997. Mr. Smith has served as a director of Phillips Manufacturing Company since November 2006. Mr. Smith also serves on the advisory board of Steel Warehouse Company, Inc. Mr. Smith is also currently the President of Grove Park Associates, a small, regional residential developer. Mr. Smith received his Bachelor of Science degree in Civil Engineering and his Masters of Engineering degree (Civil Engineering) from Penn State University.

The Board has determined that Mr. Smith’s years of experience and record of success in leadership positions in other manufacturing and industrial companies having attributes similar to the Company enable him to assist in the effective management of the Company.

Jeffrey A. Svoboda has served as a director of the Company since June 2011 and has been President and Chief Executive Officer of HNH Group, a wholly owned subsidiary of the Company, since August 2011, and President and CEO of Handy & Harman (“H&H”), since January 2008, and of Bairnco LLC (“Bairnco”), since January 2009, each a wholly owned subsidiary of HNH Group. Mr. Svoboda has also served as a Senior Vice President of the Company since March 2009. Mr. Svoboda has previously served as a Group Executive and Corporate Vice President of Danaher Corporation from 2001 through 2007. From 1998 through 2001, he was with Fortune Brands as President of Moen Incorporated. Prior positions included Vice President of Manufacturing and Distribution for Black & Decker, General Manager of International Marketing and Sales for General Electric Appliances, and President of Electro Componentes de Mexico, an affiliate of General Electric.

The Board has determined that Mr. Svoboda’s familiarity with the Company and its operations and his experience with other global manufacturing and industrial companies having attributes similar to the Company, as well as over 30 years of international operations and commercial responsibility in both consumer and industrial products companies, enables him to assist in the effective management of the Company.

Non-Continuing Director

Glen M. Kassan has served as a director of the Company since July 2005 and as the Company's Vice Chairman of the Board since October 2005; Mr. Kassan is not standing for reelection and his term as a director will end as of the Annual Meeting. He served as the Company's Chief Executive Officer from October 2005 until December 2012. He is a Managing Director and operating partner of Steel Partners and has been associated with Steel Partners and its affiliates since August 1999. He served as the Vice President, Chief Financial Officer and Secretary of a predecessor entity of Steel Holdings from June 2000 to April 2007. He has served as a director of SL Industries since January 2002 and its Chairman of the Board since May 2008. He previously served as SL Industries' Vice Chairman of the Board from August 2005 to May 2008, its President from February 2002 to August 2005, its interim Chief Executive Officer from June 14, 2010 to June 29, 2010 and its interim Chief Financial Officer from June 14, 2010 to August 30, 2010. Since March 2013, he has served as a director of ModusLink and as its Vice Chairman since May 2014. He served as ModusLink’s Chief Administrative Officer from May 2014 until January 2015.

Required Vote and Board Recommendation

If a quorum is present, the director nominees receiving a plurality of the votes cast during the Annual Meeting will be elected to fill the seats of our Board. Stockholders do not have the right to cumulate their votes in the election of directors.

If you hold your shares in your own name and indicate that you wish to abstain from voting on this matter, your abstention will be counted as present for purposes of determining if a quorum is present. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, as is discussed above, your broker will not have the authority to vote your shares with respect to the election of directors to our Board. Such abstentions and broker non votes will have no effect on the outcome of the election of directors to our Board, but such shares will be counted for purposes of establishing a quorum.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE.

INFORMATION CONCERNING
THE BOARD OF DIRECTORS AND BOARD COMMITTEES

Director Independence

The Board has undertaken its annual review of director independence. During this review, the Board considered all transactions and relationships between each current director and nominee for director or any member of such person’s immediate family and the Company, and its subsidiaries and affiliates. The purpose of this review is to determine whether any relationship or transaction is considered a “material relationship” that would be inconsistent with a determination that a director is independent. In assessing the independence of our directors, our Board has reviewed and analyzed the standards for independence required under the NASDAQ Listing Rules, including NASDAQ Listing Rule 5605(a)(2), which includes a series of objective tests, such as that a director may not be our employee or officer, and that the director has not engaged in various types of business dealings with us. The Board affirmatively determined that, of our current directors and director nominees, Messrs. DeMarco, Frankfurt and Smith qualify as “independent” in accordance with the NASDAQ Listing Rules.

Under the NASDAQ Listing Rules, we have been considered a “controlled company” as a result of SPHG Holdings holding in excess of 50% of our outstanding voting power. As a “controlled company,” we are exempt from certain independence requirements under the NASDAQ Listing Rules, including that a majority of our directors be independent and that our Compensation Committee and Nominating Committee be comprised solely of independent directors.

Board Structure and Risk Oversight

Our Board believes that it is in the best interests of the Company to separate the roles of Chairman and Principal Executive Officer. The Board believes that freeing our Principal Executive Officer from this responsibility allows him to focus on the operations of our Company, while our Chairman is enabled to focus on the larger strategic interests of the Company.

Among the responsibilities that our Corporate Governance Guidelines place upon our Board is the oversight of the conduct of our business to evaluate whether it is being properly managed. Within this responsibility is the obligation to oversee risk management. The involvement of the full Board in setting the Company’s business strategy and objectives is integral to the Board’s assessment of our risk and also a determination of what constitutes an appropriate level of risk and how best to manage any such risk. The Board fulfills this responsibility by its regular updates from management, including our Principal Executive Officer and our Chief Financial Officer. Additionally, the Board delegates responsibility for certain aspects of risk management to its committees. In particular, the Audit Committee focuses on financial reporting risks and related controls and procedures. The Compensation Committee has historically strived to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with the Company’s strategy and objectives. The Nominating Committee is responsible for overseeing the Company’s corporate governance and Corporate Governance Guidelines.

Annual Meeting Attendance

We strongly encourage directors to attend our annual meetings of stockholders. The Board endeavors to hold its Board and committee meetings on the same day as the annual meeting of stockholders to encourage director attendance. All of our directors attended our 2014 Annual Meeting of Stockholders held on May 13, 2014.

Meetings of the Board

During 2014, the Board met 9 times (including the 2014 Annual Meeting) and acted by unanimous written consent 9 times.  Each director attended over 75% of the aggregate number of meetings of the Board and the meetings held by committees of the Board during the period such director served on the Board or applicable committee during 2014.

Committees of the Board

Standing committees of the Board consist of the Audit Committee, Compensation Committee and Nominating Committee. Each committee operates under a written charter approved by the Board. Each of the charters of the Audit Committee, Compensation Committee and Nominating Committee are available on our website at www.handyharman.com. Each of these charters also is available in print to any stockholder upon request.

Audit Committee.  The members of our Audit Committee are Patrick A. DeMarco, Robert Frankfurt and Garen W. Smith. Each of the members of our Audit Committee is “independent” as defined by the rules of the NASDAQ Market and meet the financial literacy requirements of the NASDAQ Market. Our Board has determined that Mr. Frankfurt qualifies as an “audit committee financial expert,” under applicable SEC rules and meets the NASDAQ Market financial sophistication requirement of having past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such director’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Stockholders should understand that this designation is a disclosure requirement of the SEC related to the experience and understanding of Mr. Frankfurt with respect to certain accounting and auditing matters. The designation of “audit committee financial expert” does not impose upon Mr. Frankfurt any duties, obligations or liabilities that are greater than are generally imposed on any such director as a member of the Audit Committee and the Board, and a director’s designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liabilities of the other members of our Audit Committee or the Board.

The Audit Committee met 10 times during 2014. The Audit Committee assists the full Board in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, compensation and retention of our independent registered public accounting firm, which reports to the Audit Committee. In addition, any related-person transactions, excluding certain limited compensation matters involving one of our directors or executive officers, which are delegated to the Compensation Committee, must be reviewed and approved by the Audit Committee or another independent body of the Board.

Compensation Committee.  The members of our Compensation Committee are Patrick A. DeMarco, Robert Frankfurt and Garen W. Smith. Each of Messrs. DeMarco, Frankfurt and Smith is “independent” as defined by the rules of the NASDAQ Market. The Compensation Committee met 6 times during 2014 and acted by unanimous written consent 6 times.

For a summary of the functions of our Compensation Committee, see “Compensation Discussion and Analysis.”

Nominating Committee.  The members of our Nominating Committee are Patrick A. DeMarco, Robert Frankfurt and Garen W. Smith. Each of Messrs. DeMarco, Frankfurt and Smith is “independent” as defined by the rules of the NASDAQ Market. The Nominating Committee met 1 time during 2014.

The Nominating Committee is responsible for reviewing the qualifications of potential candidates for membership on our Board and recommending such candidates to the full Board. In addition, the Nominating Committee makes recommendations regarding the structure and composition of our Board and advises and makes recommendations to the full Board on matters concerning corporate governance. In addition, the Nominating Committee determines, on an annual basis, which members of our Board meet the definition of “independent” as defined in the rules of the NASDAQ Market, and reviews and discusses any relationships with a director that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

Consideration of Director Nominees; New Nominees for Director

Director Qualifications. The goal of the Nominating Committee is to identify nominees who will contribute to our overall corporate goals and objectives. In making such evaluation, the Nominating Committee considers a nominee’s character, judgment, business experience, personal and professional background, areas of expertise and contribution to diversity of the Board in light of its then-current composition and the Nominating Committee’s assessment of the perceived needs of the Board. The Nominating Committee considers the qualifications of each potential nominee not only for their individual strengths, but also for the potential contribution to the Board as a group. In addition, the Nominating Committee considers the level of the candidate’s commitment to active participation as a director, both at board and committee meetings and otherwise. The Nominating Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. When appropriate, the Nominating Committee may retain executive recruitment firms to assist it in identifying suitable candidates. After its evaluation of potential nominees, the Nominating Committee submits its chosen nominees to the Board for approval.

Stockholder Nominees. The Nominating Committee will consider stockholder recommendations for director candidates. If a stockholder would like to recommend a director candidate for the 2016 Annual Meeting of Stockholders, the stockholder must deliver the recommendation to our Corporate Secretary at our principal executive offices no later than 90 days prior to and no earlier than 120 days prior to May 28, 2016, the date that is the one year anniversary of the Annual Meeting (the deadline for nominations for the 2016 Annual Meeting of Stockholders is between January 29, 2016 and February 28, 2016).  Notwithstanding the foregoing, if the 2016 Annual Meeting of Stockholders occurs on a date more than 30 days earlier or 60 days after the date that is the one year anniversary of the Annual Meeting, then notice by the stockholder to be timely for the 2016 Annual Meeting must be delivered no later than the later of the 90th day prior to the actual date of the 2016 Annual Meeting of Stockholders or 10 days following the day on which public announcement (in a filing under the Exchange Act or by press release) of the date of the 2016 Annual Meeting of Stockholders is first made by our Board.

Recommendations for candidates should be accompanied by personal information about the candidate, including a list of the candidate’s references, the candidate’s resume or curriculum vitae and the other information that would be required in the stockholder notice required by Section 1.11 of our bylaws. A stockholder recommending a candidate may be asked to submit additional information as determined by the Nominating Committee and as necessary to satisfy the rules of the SEC. If a stockholder’s recommendation is received within the time period set forth above and the stockholder has met the criteria set forth above, the Nominating Committee will evaluate such candidate, along with the other candidates being evaluated by the Nominating Committee, in accordance with the committee’s charter and corporate governance principles, and will apply the criteria described under “Consideration of Director Nominees; New Nominees for Director—Director Qualifications” above.

There have been no changes to the procedures by which our security holders may recommend nominees to our Board since the filing of our Definitive Proxy Statement on April 7, 2014 for our 2014 annual meeting of stockholders, which was held on May 13, 2014.

Communication with the Board

You may contact the Board by mail: Board of Directors, c/o Corporate Secretary, Handy & Harman Ltd., 1133 Westchester Avenue, Suite N222, White Plains, NY 10604. An employee will forward these emails and letters directly to the Board. We reserve the right not to forward to the Board any abusive, threatening or otherwise inappropriate materials.

Corporate Governance Principles

The Board serves as our ultimate decision-making body, except with respect to matters reserved for the decision of our stockholders. The Board has adopted Corporate Governance Guidelines to assist in the performance of its responsibilities. These principles are available on our website at www.handyharman.com under “Investor Relations – Corporate Governance.”

Code of Conduct

We maintain a Code of Business Conduct and Ethics, which incorporates our code of ethics that is applicable to all employees, including all officers, and our independent directors with regard to their HNH-related activities. The Code of Business Conduct and Ethics incorporates our guidelines designed to deter wrongdoing and to promote honest and ethical conduct and compliance with applicable laws and regulations. It also incorporates our expectations of our employees that enable us to provide accurate and timely disclosure in our filings with the SEC, and other public communications. In addition, it incorporates our guidelines pertaining to topics such as non-discrimination; fair competition and conflicts of interest. The full text of the Code of Business Conduct and Ethics is published on our website under “Investor Relations – Corporate Governance” at www.handyharman.com. We will post any amendments to the Code of Business Conduct and Ethics, as well as any waivers that are required to be disclosed by the rules of the SEC on our website.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of our Common Stock as of April 15, 2015, by (a) each beneficial owner of 5% or more of our outstanding Common Stock known to us, (b) each of our directors and our director nominees, (c) each of our “named executive officers” and (d) all of our current directors and executive officers as a group.

The percentage of beneficial ownership for the table is based on 10,785,576 shares of our Common Stock outstanding as of April 15, 2015. To our knowledge, except under community property laws or as otherwise noted, the persons and entities named in the table have sole voting and sole investment power over their shares of our Common Stock. Unless otherwise indicated, each beneficial owner listed below maintains a mailing address of c/o Handy & Harman Ltd., 1133 Westchester Avenue, Suite N222, White Plains, New York 10604.

The number of shares beneficially owned by each stockholder is determined under SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of Common Stock over which the stockholder has sole or shared voting or investment power and those shares of Common Stock that the stockholder has the right to acquire within 60 days after April 15, 2015, including through the exercise of an option or vesting of restricted stock. The “Percentage of Shares Outstanding” column treats as outstanding all shares underlying options that are exercisable within 60 days after April 15, 2015, or vesting of restricted stock held by the Directors and named executive officers individually and as a group, but not shares underlying equity awards that are exercisable by other stockholders.

Name of Beneficial Owner	Number of Shares	Percentage of Shares Outstanding
Directors and Named Executive Officers:
Warren G. Lichtenstein (1)	306,412	2.8%
Patrick A. DeMarco (2)	9,733	Less than 1%
Robert Frankfurt (2)	12,733	Less than 1%
Jack L. Howard (3)	273,947	2.5%
Glen M. Kassan (4)	203,733	1.9%
James F. McCabe, Jr. (5)	45,209	Less than 1%
John H. McNamara, Jr. (2)	33,233	Less than 1%
Garen W. Smith (6)	12,148	Less than 1%
Jeffrey A. Svoboda (7)	127,262	1.2%
Directors and executive officers as a group (10 persons) (8)	1,035,126	9.6%
5% Stockholders:
SPH Group Holdings LLC (9) 590 Madison Avenue 32 Floor New York, New York 10022	7,131,185	66.1%

(1)
Includes 18,305 unvested shares of restricted stock issued as of March 17, 2015 pursuant to the 2007 Plan (defined below), which currently have voting rights but do not vest until March 17, 2016, provided, however, that the Compensation Committee may accelerate vesting in its sole discretion when and in the event his status as a member of the Board of Directors has terminated by reason of his death, disability, voluntary resignation or termination by the Company without cause.

(2)
Includes 733 unvested shares of restricted stock issued as of March 17, 2015 pursuant to the 2007 Plan, which currently have voting rights but do not vest until March 17, 2016 provided, however, that the Compensation Committee may accelerate vesting in its sole discretion when and in the event his status as a member of the Board of Directors has terminated by reason of his death, disability, voluntary resignation or termination by the Company without cause.

(3)
Includes (a) 57,642 shares owned directly by EMH Howard, LLC (“EMH”) which may be deemed beneficially owned by Mr. Howard by virtue of his position as the managing member of EMH and (b) 18,305 unvested shares of restricted stock issued as of March 17, 2015 pursuant to the 2007 Plan, which currently have voting rights but do not vest until March 17, 2016 provided, however, that the Compensation Committee may accelerate vesting in its sole discretion when and in the event his status as a member of the Board of Directors has terminated by reason of his death, disability, voluntary resignation or termination by the Company without cause.  Mr. Howard disclaims beneficial ownership of the shares owned by EMH except to the extent of his pecuniary interest therein.

(4)
Includes (a) 733 unvested shares of restricted stock issued as of March 17, 2015 pursuant to the 2007 Plan, which currently have voting rights but do not vest until March 17, 2016 provided, however, that the Compensation Committee may accelerate vesting in its sole discretion when and in the event his status as a member of the Board of Directors has terminated by reason of his death, disability, voluntary resignation or termination by the Company without cause, (b) 65,789 shares held in a grantor retained annuity trust (the “GRAT”) for the benefit of Mr. Kassan’s two adult children, Mr. Kassan’s wife, who shares Mr. Kassan’s household, is the trustee and sole recipient of annuity payments of the GRAT. Mr. Kassan disclaims beneficial ownership of the shares held in the GRAT, and (c) 34,211 shares owned by Mr. Kassan’s wife, who shares Mr. Kassan’s household.

(5)
Includes (a) 5,000 shares of common stock issuable upon exercise of options that are currently exercisable, (b) 2,720 unvested shares of restricted stock issued as of April 27, 2012 pursuant to the 2007 Plan, which currently have voting rights and will vest on  April 27, 2015, (c) 1,301 unvested shares of restricted stock issued as of March 19, 2013 pursuant to the 2007 Plan, which currently have voting rights and will vest on March 19, 2016, (d) 2,564 unvested shares of restricted stock issued as of March 21, 2014 pursuant to the 2007 Plan, which currently have voting rights and will vest in approximately equal installments on each of March 21, 2016 and 2017, and (e) 823 unvested shares of restricted stock issued as of March 17, 2015 pursuant to the 2007 Plan, which currently have voting rights and will vest in approximately equal installments on each of March 17, 2016, 2017 and 2018.

(6)
Includes (a) 1,000 shares of common stock issuable upon exercise of options that are currently exercisable and (b) 733 unvested shares of restricted stock issued as of March 17, 2015 pursuant to the 2007 Plan, which currently have voting rights but do not vest until March 17, 2016 provided, however, that the Compensation Committee may accelerate vesting in its sole discretion when and in the event his status as a member of the Board of Directors has terminated by reason of his death, disability, voluntary resignation or termination by the Company without cause.

(7)
Includes (a) 10,000 shares of common stock issuable upon exercise of options that are currently exercisable, (b) 3,604 unvested shares of restricted stock issued as of March 19, 2013 pursuant to the 2007 Plan, which currently have voting rights and will vest on  March 19, 2016, (c) 7,102 unvested shares of restricted stock issued as of March 21, 2014 pursuant to the 2007 Plan, which currently have voting rights and will vest in approximately equal installments on each of March 21, 2016 and 2017 and (d) 2,156 unvested shares of restricted stock issued as of March 26, 2015 pursuant to the 2007 Plan, which currently have voting rights and will vest in approximately equal installments on each of March 26, 2016, 2017 and 2018.

(8)
Includes 10,716 shares of common stock beneficially owned by Leonard J. McGill, our Senior Vice President, Chief Legal Officer and Assistant Secretary. The 10,716 shares held by Mr. McGill includes (a) 1,020 unvested shares of restricted stock issued as of March 19, 2013 pursuant to the 2007 Plan, which currently have voting rights and will vest on March 19, 2016 (b) 2,010 unvested shares of restricted stock issued as of March 21, 2014 pursuant to the 2007 Plan, which currently have voting rights and will vest in approximately equal installments on each of March 21, 2016 and 2017, and (c) 1,169 unvested shares of restricted stock issued as of March 17, 2015 pursuant to the 2007 Plan, which currently have voting rights and will vest in approximately equal installments on each of March 17, 2016, 2017 and 2018.

(9)
Based upon Amendment No. 29 to the Schedule 13D filed on September 12, 2014, SPHG Holdings directly owns 7,131,185 shares of the Company's common stock.  SPH Group LLC (“SPHG”) is the sole member of SPHG Holdings and Steel Holdings owns 99% of the membership interests of SPHG. Steel Holdings GP is the general partner of Steel Holdings, the managing member of SPHG and the manager of SPHG Holdings. Steel Holdings, SPHG and Steel Holdings GP disclaim beneficial ownership of the shares owned by SPHG Holdings except to the extent of their pecuniary interest therein.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

Any related-person transactions, excluding compensation (whether cash, equity or otherwise), which is delegated to the Compensation Committee, involving one of our directors or executive officers, must be reviewed and approved by the Audit Committee or another independent body of the Board. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction. Related persons include any of our directors or executive officers, certain of our stockholders and their immediate family members. To identify any related person transactions, each year, we require our directors and executive officers to complete questionnaires identifying any transactions with us in which the executive officer or director or their family members has an interest. In addition, the Nominating Committee determines, on an annual basis, which members of our Board meet the definition of “independent” as defined in the NASDAQ Listing Rules, and reviews and discusses any relationships with a director that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

The Audit Committee reviews all requests for reimbursement of expenses by Steel Holdings and its affiliates, excluding reimbursement of expenses incurred by SP Corporate Services LLC (“SP Corporate”) or its employees under the Management Services Agreement (defined below) between the Company and SP Corporate, which is subject to certain limitations approved by the Audit Committee. We maintain this policy since our Principal Executive Officer, Chief Financial Officer and General Counsel are employees of affiliates of Steel Holdings, and because of the scope and nature of the services provided by SP Corporate.

Certain Related Person Transactions

Management by Affiliates of Steel Holdings

As of the Record Date, SPHG Holdings beneficially owned 7,131,185 shares of the Company’s Common Stock, representing approximately 66.1% of our outstanding shares of Common Stock. The power to vote and dispose of the securities held by SPHG Holdings is controlled by Steel Holdings GP. Warren G. Lichtenstein, our Chairman of the Board, is also the Executive Chairman of Steel Holdings GP. Certain other affiliates of Steel Holdings GP hold positions with the Company, including Jack L. Howard as Principal Executive Officer and Vice Chairman, John H. McNamara, Jr. as director, John J. Quicke, as Vice President, James F. McCabe, Jr. as Chief Financial Officer and Senior Vice President and Leonard J. McGill as Senior Vice President, Chief Legal Officer and Assistant Secretary.

Management Services Agreement

On January 1, 2012, we entered into the Management Services Agreement with SP Corporate (as amended, the “Management Services Agreement”). SP Corporate is an affiliate of SPHG Holdings. Warren G. Lichtenstein, our Chairman of the Board, is the Chief Executive Officer of SP Corporate, James F. McCabe, Jr., our Chief Financial Officer, is President of SP Corporate, and Jack Howard, our Principal Executive Officer and Vice Chairman of the Board, is Senior Vice President of SP Corporate. Under the Management Services Agreement, as amended, SP Corporate will furnish the services of Jack L. Howard as our Principal Executive Officer, James F. McCabe, Jr. as our Chief Financial Officer and Senior Vice President, and Leonard J. McGill as our Senior Vice President, Chief Legal Officer and Assistant Secretary. Additionally, SP Corporate has agreed to furnish to us personnel to perform additional services, which include, without limitation:

•	legal, tax, accounting, treasury, environmental health and safety, human resources, marketing and investor relations;

•	additional executive services;

•	international business services; and

•	preparation of our reports for filing with the SEC.

Performance of services under the Management Services Agreement by SP Corporate and its personnel are subject to the oversight of our Audit Committee, and the authority of SP Corporate and its personnel to incur any obligation or enter into any transaction is subject to the prior approval of the Audit Committee or a prior written delegation of authority of the Audit Committee delivered to SP Corporate.

Messrs. Howard, McCabe and McGill, as well as the persons that will render the above functions to the Company are made available to us on a non-exclusive basis. However, pursuant to the terms of the Management Services Agreement, all such persons are required to devote such time and effort as is reasonably necessary to fulfill the statutory and fiduciary duties applicable to them in performing such services.

Under the Management Services Agreement, we paid an annual fee to SP Corporate of $8.89 million for 2014. This amount is subject to review and adjustment by agreement between ourselves and SP Corporate for periods commencing in 2015 and beyond. Additionally, we reimburse SP Corporate for all reasonable and necessary business expenses incurred on our behalf in connection with the performance of the services under the Management Services Agreement. During 2014, we reimbursed SP Corporate and its affiliates an aggregate of approximately $0.4 million for business expenses incurred on our behalf pursuant to the Management Services Agreement.

The Management Services Agreement provides that we are to indemnify and hold harmless SP Corporate and its affiliates and employees (other than the person serving as our Principal Executive Officer, Chief Financial Officer and other persons that may be furnished as officers to us by SP Corporate to perform the above services (the “Designated Persons”)) from any claims or liabilities by a third party in connection with activities or the rendering of services under the Management Services Agreement. Pursuant to the Management Services Agreement, we expect to enter our customary indemnification agreement with the Designated Persons.

The Management Services Agreement has a term of one year, which shall renew for successive one year periods, unless and until terminated in accordance with the terms set forth therein, which include, under certain circumstances, the payment by the Company of termination fees to SP Corporate.

Our Audit Committee approved the entry into the Management Services Agreement. The Audit Committee concluded that the engagement of SP Corporate provides a cost effective solution to the Company for obtaining executive and other necessary services. The services provided under the Management Services Agreements were formerly provided by employees of the Company. In negotiating and approving the Management Services Agreement, our Audit Committee, consisting of our “independent” directors as defined by the rules of the NASDAQ Market, considered such issues as the scope of the services to be provided by SP Corporate to the Company, the pricing of any arrangement with SP Corporate and the limits of authority for the outsourced personnel.

Equity Grants to SP Corporate Employees

During 2014, we awarded 87,083 shares of restricted stock in the aggregate to SP Corporate personnel providing services to us. This amount includes awards of 75,000, 3,827 and 3,000 shares of restricted stock to Messrs. Howard, McCabe and McGill, respectively. Our Compensation Committee approved these awards after taking into account the recommendation of SP Corporate.

EXECUTIVE OFFICERS

Our executive officers as of April 15, 2015, are Jack L. Howard, Vice Chairman and Principal Executive Officer, James F. McCabe, Jr., Chief Financial Officer and Senior Vice President, Leonard J. McGill, Senior Vice President, Chief Legal Officer and Assistant Secretary, and Jeffrey A. Svoboda, Senior Vice President of the Company and President and Chief Executive Officer of HNH Group. Messrs. Howard and Svoboda also serve as directors, and their biographical information is included in Proposal 1 - Election of Directors.

James F. McCabe, Jr. (age 52) has been Senior Vice President of the Company and H&H since March 2007, and Chief Financial Officer of the Company since August 2008, and holds similar positions in substantially all of the Company's subsidiaries. Mr. McCabe has served as the Chief Financial Officer of Steel Excel Inc. since May 2013. In addition, since October 2011, Mr. McCabe has served as the Chief Financial Officer of the general partner of Steel Holdings and as an officer of certain of its affiliates, and President of SP Corporate, a subsidiary of Steel Holdings, since January 2012. See “Transactions With Related Persons” above. From July 2004 to February 2007, Mr. McCabe served as Vice President of Finance and Treasurer, Northeast Region, of American Water Works Company, a public water utility. From August 1991 to September 2003, he was with Teleflex Incorporated, a NYSE-listed diversified global industrial company, where he served in senior management positions including President of Teleflex Aerospace, President of Sermatech International, Chief Operating Officer of Sermatech International, President of Airfoil Technologies International and Chief Financial Officer of Teleflex Aerospace.

Leonard J. McGill (age 57) was appointed Senior Vice President, Chief Legal Officer and Assistant Secretary of the Company in January 2012. Mr. McGill has also served as Senior Vice President, General Counsel and Assistant Secretary of iGo, Inc. since October 2013 and as Vice President and General Counsel of DGT since August 2012 and of Steel Excel since June 2012. Mr. McGill joined Steel Partners in November 2011 and has been the Senior Vice President, General Counsel and Secretary of the general partner of Steel Holdings since January 2012. From May 2010 to October 2011, Mr. McGill was Senior Vice President, Secretary and General Counsel of Ameron International Corporation (“Ameron”), a multinational manufacturer of highly-engineered products and materials for the chemical, industrial, energy, transportation and infrastructure markets that was traded on the NYSE until it was sold in October 2011. Prior to joining Ameron, Mr. McGill served as Senior Vice President, General Counsel and Secretary of Fleetwood Enterprises, Inc. (“Fleetwood”), a producer and distributor of recreational vehicles and manufactured housing, which also traded on the NYSE, until April 2010. Fleetwood filed for Chapter 11 bankruptcy protection in May 2009. Prior to joining Fleetwood, Mr. McGill was of counsel to the international law firm of Gibson Dunn & Crutcher LLP. He is a graduate of the Georgetown University Law Center.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis section discusses our executive compensation philosophy, decisions and practices for 2014. As set forth in the Summary Compensation Table below, our named executive officers for 2014 were Jack L. Howard, Vice Chairman and Principal Executive Officer, James F. McCabe, Jr., Chief Financial Officer and Senior Vice President, and Jeffrey A. Svoboda, Senior Vice President of the Company and President and Chief Executive Officer of HNH Group.

On January 1, 2012, we entered into the Management Services Agreement with SP Corporate, an affiliate of SPHG Holdings, which owns approximately 66.1% of our outstanding shares of Common Stock as of the Record Date. Pursuant to the Management Services Agreement, as amended, SP Corporate provides us with the services of Jack L. Howard as our Principal Executive Officer and James F. McCabe, Jr. as our Chief Financial Officer and Senior Vice President, and certain other employees and corporate services, including, without limitation, legal, tax, accounting, treasury, consulting, auditing, administrative, compliance, environmental health and safety, human resources, marketing, investor relations and other similar services.

The terms and conditions of Mr. Svoboda's service as Senior Vice President of the Company and President and Chief Executive Officer of HNH Group are governed by an employment agreement between Mr. Svoboda and the Company. Mr. Svoboda's total compensation, including his base salary, is reviewed and approved annually by the Compensation Committee.

Notwithstanding the Management Services Agreement, we may elect to provide equity based compensation to our executive officers, key employees and other senior SP Corporate personnel providing services to us. We expect that we will make awards to provide equity based compensation after taking into account recommendations of SP Corporate. During March 2014, after considering the recommendation of SP Corporate, we awarded 75,000 shares of restricted stock to Mr. Howard and 3,827 shares of restricted stock to Mr. McCabe.

The discussion that follows in this Compensation Discussion and Analysis relates only to the compensation policies, philosophies and decision making process for Mr. Svoboda, except with respect to certain discretionary equity compensation awards that have been made to all named executive officers, as the compensation of the Company's other named executive officers is provided by SP Corporate pursuant to the Management Services Agreement. A description of the terms of the Management Services Agreement is set forth under the heading “Transactions with Related Persons-Certain Related Person Transactions.”

Compensation Philosophy

The goal of the Company's compensation program for Mr. Svoboda is to build long-term value for the Company's stockholders. In furtherance of this goal, the Compensation Committee has developed an executive compensation program designed to: (i) attract and retain a quality executive with the leadership skills, attributes and experience necessary to succeed in an enterprise with the Company's diverse product offerings and global reach; (ii) link compensation to the achievement of both Company and individual performance goals; and (iii) balance Mr. Svoboda's motivation to achieve near-term corporate goals with consistent performance over the long-term, which the Company believes best correlates with the creation of long-term stockholder value.

Elements of Executive Compensation and How Each Relates to Overall Compensation Objectives

To achieve the above objectives, the Compensation Committee has developed a compensation program that includes:

•	Base salary;

•	Cash bonuses;

•	Equity compensation; and

•	Retirement, health and other benefits.

The elements are intended to reward Mr. Svoboda for building long-term stockholder value and achieving specified annual goals for personal and company-wide performance.

Base compensation.  Base salary payable to Mr. Svoboda is reviewed and approved annually by the Compensation Committee in accordance with the terms of his employment agreement with the Company. The payment of base salary is intended to recognize particularly the experience, skills, knowledge and responsibility required of Mr. Svoboda.

Cash bonuses.  Cash bonuses are payable to Mr. Svoboda and other members of the Company' senior management team pursuant to the terms of bonus plans adopted annually by the Compensation Committee, effective each of January 1, 2012, 2013 and 2014 (the “Bonus Plans”). The Bonus Plans include two components. The first component is a Short Term Incentive Plan (“STIP”) and the second component is a Long Term Incentive Plan (“LTIP”).  The structure of the Bonus Plans is designed to provide short-term incentives to participants for achieving annual targets, while also motivating and rewarding eligible participants for achieving longer term growth goals.

Equity compensation.  Equity compensation, in the form of restricted stock, is awarded from time to time to the Company's named executive officers, including the officers who serve pursuant to the Management Services Agreement, pursuant to the Company's 2007 Incentive Stock Plan (as amended, the “2007 Plan”). The primary purpose of awarding equity compensation is to align the financial interest of all of our named executive officers with those of our stockholders. The Compensation Committee believes that awards of equity compensation achieve this goal because the named executive officers realize additional value from such awards on the same basis as our stockholders. Moreover, because the restricted stock granted to the Company's named executive officers requires vesting, such rewards promote loyalty to the Company and recipients are further incentivized to focus on the long-term creation of value for stockholders.

Retirement; health and other benefits.  The Company provides payments for life insurance, car allowance and 401(k) matching contributions to Mr. Svoboda pursuant to his employment agreement with the Company as an additional incentive to retain his employment.

Compensation Consultant

The Compensation Committee engaged The Hay Group to assist it in reviewing and determining appropriate, competitive compensation for Mr. Svoboda and other senior employees of the Company whose services were not being provided by the Management Services Agreement. The Compensation Committee has engaged The Hay Group since 2006 and believes The Hay Group's familiarity with the Company and its compensation policies allows The Hay Group to provide more meaningful insights to the Compensation Committee. The Hay Group also reviewed the design and competitiveness of the Company's non-employee director compensation program. The Hay Group has continued to provide to the Company, at its request, benchmarking, best practices and other data relevant to our compensation programs and changes thereto. In 2014, The Hay Group did not provide any other services to the Company.

The Compensation Committee determined that the work of The Hay Group did not raise any conflicts of interest in 2014. In making this assessment, the Compensation Committee considered the independence factors enumerated in new Rule 10C-1(b) under the Exchange Act, including the fact that The Hay Group does not provide any other services to the Company, the level of fees received from the Company as a percentage of The Hay Group's total revenue, policies and procedures employed by The Hay Group to prevent conflicts of interest, and whether the individual The Hay Group advisers to the Compensation Committee own any stock of the Company or have any business or personal relationships with members of the Compensation Committee or our executive officers.

The Hay Group provides management and the Compensation Committee with external benchmarking data to establish competitive total compensation pay practices for each senior position, including Mr. Svoboda's, not provided under the Management Services Agreement. To generate this benchmarking data, The Hay Group utilizes broad market surveys of companies of our size and operating in similar geographic areas, but has not developed a specific peer group of companies that it reviews. The Compensation Committee evaluates our executives' compensation on an annual basis and makes changes accordingly. The Compensation Committee also takes into consideration current economic conditions and the Company's financial projections, as well as The Hay Group's data, for each position being reviewed, of the 50th percentile of compensation for each such position across the companies represented in its surveys.

Although substantial portions of the Company's compensation program are performance-based, the Compensation Committee does not believe that the risks arising from the Company's compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company. In making this determination, the Company's Vice President of Human Resources (the "VP of HR") and the Compensation Committee evaluated the risk profile of the Company's compensation programs and policies. In performing this evaluation, the VP of HR and the Compensation Committee looked at each element of compensation and the associated risks and mitigating factors for each element of compensation. Specifically, the evaluation included the mix of short-term and long-term incentive compensation, extended vesting periods for long-term equity awards, the mix of corporate and specific business unit measures used in assessing performance, the use of multiple performance review criteria, the Compensation Committee's discretion in making individual awards and caps on individual compensation awards.

Role of Executives in Establishing Compensation

Mr. Svoboda, our Chairman and Vice Chairman, other members of management (particularly the VP of HR), and Compensation Committee members regularly discuss the Company's compensation issues and the performance and retention of its named executive officers. Mr. Svoboda with the assistance of the VP of HR typically recommends to the Compensation Committee for its review, modification and approval the annual base salary, bonus and equity awards (if any) for the other members of the management team, other than for himself. The VP of HR typically presents the recommendation to the Compensation Committee for compensation for Mr. Svoboda.

Certain members of the executive management team, including Mr. Svoboda, and other employees regularly attend portions of Compensation Committee meetings in order to provide information and recommendations to the Compensation Committee as requested, although the Compensation Committee meets in executive session with only Compensation Committee members present when it deems appropriate.

Factors Considered in Determining the Amount of Each Element of Compensation

The level of Mr. Svoboda's overall compensation is reviewed by the Compensation Committee not less than annually. The factors considered in determining Mr. Svoboda's base pay include those related both to overall performance of the Company and the individual performance of Mr. Svoboda. In determining annual base salary levels, consideration is also given to comparable compensation data provided by The Hay Group, as described above, for individuals holding similarly responsible positions at other companies. The determination of cash bonuses amounts is based on the achievement of certain predetermined metrics set forth in the Bonus Plans and described in more detail below in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

The timing, amount and form of equity compensation awards are determined by the Compensation Committee in consultation with key officers of the Company and other members of the Board. The Compensation Committee does not have a formal policy with respect to the timing and amount of equity compensation grants. Rather, in determining whether to approve equity compensation awards and the amount of such award, the Compensation Committee considers a number of factors, including the recipient's position, contribution to the Company's growth and profitability, length of service, prior equity-based compensation awards and shares of the Company's stock owned, as well as the overall performance of the Company.

Potential Payments Upon Termination or a Change in Control

Pursuant to the Company's employment agreement with Mr. Svoboda, the Company is required to make certain severance payments to Mr. Svoboda in the event the Company terminates Mr. Svoboda's employment agreement without cause or gives notice not to extend the term of the employment agreement. Mr. Svoboda will also receive the severance compensation if he terminates his employment agreement due to the material diminution of duties or if the Company relocates more than 50 miles from White Plains, NY, as more specifically described in the employment agreement. The Company believes that agreeing to such terms in its employment agreement with Mr. Svoboda is necessary to maintaining the level of trust, loyalty and commitment it believes is required to achieve the Company's long-term goals.

Executive Compensation Tables

Summary Compensation Table

The following table sets forth all compensation awarded to, paid to or earned by the Company's named executive officers during the fiscal years ended December 31, 2014, 2013 and 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		All Other Compensation ($)		Total Compensation ($)
(a)	(b)	(c)	(d)		(e)		(i)		(j)
Jack. L. Howard	2014	(3)	-		1,557,750	(4)	-		1,557,750
Principal Executive Officer(2)	2013	(3)	-		1,153,500	(4)	-		1,153,500
	2012	-	-		-		-		-
Jeffrey A. Svoboda	2014	593,744	392,345		220,162	(6)	25,044	(7)	1,231,295
Senior Vice President of	2013	576,450	375,269		165,466	(6)	25,044	(7)	1,142,229
HNH and President and Chief Executive
Officer of HNH Group	2012	549,000	489,727	(5)	889,000	(6)	25,044	(7)	1,952,771
James F. McCabe, Jr.	2014	(3)	-		79,487		-		79,487
Chief Financial Officer	2013	(3)	-		59,739		-		59,739
and Senior Vice President	2012	(3)	55,917	(5)	199,380		-		255,297
_______________

(1)
This column represents the grant date fair value of equity awards calculated in accordance with FASB ASC Topic 718. See Note 15 to our audited consolidated financial statements in our Annual Report for details as to the assumptions used to determine the fair value of the awards.

(2)	Mr. Howard became Principal Executive Officer on March 22, 2013.

(3)
In 2012, Mr. McCabe, and in 2014 and 2013, Messrs. Howard and McCabe (except as described in Footnote 5 below), did not receive any cash compensation from the Company as their services were provided to the Company pursuant to the Management Services Agreement. The Management Services Agreement provides that the Company will pay SP Corporate a fixed annual fee of approximately $8.89 million, subject to annual adjustment.  See “Transactions With Related Persons” above.

(4)	Equity awards granted to Mr. Howard who is a director and which are also reflected in “Director Compensation” below.

(5)	Includes bonuses of $121,568 and $55,917 earned by Mr. Svoboda and Mr. McCabe, respectively, under the Company's 2010 LTIP.

(6)	Equity awards granted to Mr. Svoboda who is a director and which are also reflected in “Director Compensation” below.

(7)	Includes payments for life insurance, car allowance, and 401(k) matching payments.

Grant of Plan-Based Awards

The following table shows all plan-based awards granted to the Company's named executive officers during the year ended December 31, 2014. For additional information regarding incentive plan awards, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below.

		Estimated Possible/Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible/Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks		Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)		Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(l)
Jack L. Howard	March 21, 2014	—	—	—	—	—	—	75,000	(1)	1,557,750
Jeffrey A. Svoboda	March 21, 2014	—	415,621	(2)	—	—	—	10,600	(1)	220,162
James F. McCabe, Jr.	March 21, 2014	—	—	—	—	—	—	3,827		79,487
_______________
(1)	Equity awards granted to Messrs. Howard and Svoboda who are directors and which are also reflected in “Director Compensation” below.

(2)
The maximum payout to Mr. Svoboda under the Company's 2014 STIP cannot exceed 10% of the Company's pre-bonus earnings before interest, taxes, depreciation and amortization (“PBEBITDA”), unless otherwise approved by the Compensation Committee.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The compensation paid to the named executive officers during the fiscal years ended December 31, 2014, 2013 and 2012 included salaries, bonus and equity compensation. In addition, Mr. Svoboda is eligible to receive contributions to his 401(k) plan under our matching contribution program.

Base Compensation.  In January 2012, the Company entered into the Management Services Agreement pursuant to which SP Corporate agreed to provide the Company with the continued services of Glen M. Kassan, as the Company's Chief Executive Officer, and James F. McCabe, Jr., as the Company's Chief Financial Officer, and certain other employees and corporate services. In connection with the Management Services Agreement, the Company also transferred to SP Corporate the employment of 37 employees of the Company and its subsidiaries, including Mr. McCabe and certain other officers of the Company. Currently, all of the named executive officers serve pursuant to the Management Services Agreement, other than Mr. Svoboda. Following Mr. Kassan's retirement, in January 2013 Jack L. Howard was named Principal Executive Officer under the Management Services Agreement. During the term of the Management Services Agreement, the Company is not responsible for compensating or providing applicable employment benefits to any officers or other personnel provided thereunder. See “Transactions With Related Persons.”

In 2014, salary and bonuses accounted for 48.2% and 31.9% of total compensation, respectively, for Mr. Svoboda. Our other named executive officers did not receive any cash compensation from the Company in 2014.  In 2013 and 2012, salaries and bonuses accounted for 33% and 27% of total compensation, respectively, on average, for our named executive officers other than our Principal Executive Officer. Our Principal Executive Officer did not receive an annual salary or any bonus payments in 2014 or 2013 and the position of Principal Executive Officer did not exist 2012. See “Employment Agreements” below.

Bonus Plan.  Effective each of January 1, 2012, 2013 and 2014, the Compensation Committee of our Board formally adopted the 2012 Bonus Plan, 2013 Bonus Plan and 2014 Bonus Plan, respectively, to provide incentives to officers and members of management of the Company and its subsidiaries, including certain of the Company's executive officers, in the form of cash bonus payments for achieving certain performance goals established for them. In each of 2014, 2013 and 2012, Mr. Svoboda was the only participant in the Bonus Plans who is a named executive officer of the Company.

The Bonus Plans include two components. The first component is a STIP and the second component is a LTIP. The structure of the Bonus Plans is designed to provide short-term incentives to participants for achieving annual targets, while also motivating and rewarding eligible participants for achieving longer term growth goals. For Mr. Svoboda, although the entire bonus is discretionary, the target that he could receive is 100% of his base salary as a bonus, with 70% in the form of STIP and 30% in the form of LTIP. In addition to the STIP calculation, the Compensation Committee may grant additional bonus amounts in its discretion, which it did for Mr. Svoboda in 2014.

Short Term Incentive Plan.  The Compensation Committee has established two components for the STIP, a return on invested capital (“ROIC”) component and a component based on the achievement of pre-determined individual objectives.  The ROIC component is calculated by dividing PBEBITDA by average invested capital (“AIC”). The component based on the achievement of individual objectives is based on personal objectives set either by the Division President, President and Chief Executive Officer of HNH Group, the Principal Executive Officer of HNH, or the Compensation Committee for each participant. Based on the determination of the objectives under the two components, the maximum percentage of base salary that may be earned by the participants ranges from 7% to 70%. STIP bonuses earned under the Bonus Plans are paid annually. No STIP bonus will be due if either component is below a predetermined threshold.

For Mr. Svoboda, of the 70% of his target bonus that is payable as STIP, 70% of that STIP is payable based on the Company meeting the ROIC target, and 30% is based on Mr. Svoboda having met his individual objectives. The ROIC target that would result in Mr. Svoboda achieving the full targeted amount of the ROIC-based component of his STIP is approximately 105% of the highest pre-bonus ROIC over the last five years. For fiscal 2014, that number was 38.06%. If Mr. Svoboda is deemed to have achieved less than 60% of his individual objectives, he would be due no bonus at all. If the Company achieves less than 85% of the pre-established ROIC target, he could still receive all or part of the 30% of his STIP that is based on individual objectives, but he would not be due any of the 70% of the STIP that is based on ROIC targets.

Long Term Incentive Plan.  The LTIP component of the Bonus Plans is based on a combination of the achievement of certain sales targets and ROIC targets over the three fiscal years preceding the year the LTIP bonus is paid. The sales target is based on the combined budgeted sales for the three fiscal years preceding the year the LTIP bonus is paid. The ROIC is calculated using total PBEBITDA for the three year cycle and the AIC for these three years. Based on the determination of these objectives, the maximum percentage of base salary that may be earned by the participants ranges from 2% to 30%. LTIP bonuses earned under the 2012 Bonus Plan, 2013 Bonus Plan and 2014 Bonus Plan were, or will be, paid following the conclusion of the 2014, 2015 and 2016 fiscal years, respectively. A bonus payout under the LTIP will not be due if either the ROIC or sales component is below 80% of the respective target.

Under the Bonus Plans, the target percentage of base salary (as base salary is defined in his employment agreement) that may be earned by Mr. Svoboda is 100%.

Mr. Svoboda received STIP bonuses of $392,345, $375,269 and $368,159 in 2014, 2013 and 2012, respectively. Such bonuses represent 94.4%, 97.2% and 95.8%, respectively, of the STIP potential amount each year.

Effective each of March 21, 2014, March 19, 2013, March 22, 2013, April 27, 2012 and March 22, 2012, the Compensation Committee approved the grant of restricted stock awards under the 2007 Plan, to certain executive officers, including grants in 2014 of 75,000 shares to Mr. Howard, 10,600 shares to Mr. Svoboda and 3,827 shares to Mr. McCabe, and grants in 2013 of 75,000 shares to Mr. Howard, 10,600 shares to Mr. Svoboda and 3,827 shares to Mr. McCabe, and grants in 2012 of 70,000 shares to Mr. Svoboda and of 15,000 shares to Mr. McCabe. These grants were made in lieu of the LTIP component of the 2014, 2013 and 2012 Bonus Plans, as applicable, for those individuals who received shares of restricted stock (including Mr. Svoboda). Individuals who received restricted stock awards under the 2007 Plan are not eligible for the LTIP component of the Company's 2014, 2013 and 2012 Bonus Plans, as applicable. The restricted stock grants awarded to Mr. Svoboda and Mr. McCabe vest over three years in approximately equal installments on each anniversary of the date of grant.  The restricted stock grants awarded to Mr. Howard vest in one year, on the anniversary date of the grant.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised options and unvested shares of restricted stock held by each named executive officer as of December 31, 2014. The market values of the restricted stock reported in this table are calculated based on the closing market price of the Company's common stock on the NASDAQ Capital Market on December 31, 2014, which was $46.03 per share.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
(a)	(b)	(e)	(f)	(g)		(h)
Jack L. Howard(1)	-	-	-	75,000	(2)	3,452,250
Jeffrey A. Svoboda(1)	10,000	90	January 28, 2016	-		-
	-	-	-	23,800	(3)	1,095,514
	-	-	-	7,102	(4)	326,905
				10,600	(6)	487,918
James F. McCabe, Jr.	5,000	90	July 6, 2015	-		-
	-	-	-	2,380	(3)	109,551
	-	-	-	2,564	(4)	118,021
	-	-	-	2,720	(5)	125,202
				3,827	(6)	176,157
 _____________
(1)	Equity awards granted to Messrs. Howard and Svoboda who are directors and which are also reflected in “Director Compensation” below.

(2)	Restricted shares granted as of March 21, 2014, which vested on March 21, 2015.

(3)	Restricted shares granted as of March 22, 2012, which vested on March 22, 2015.

(4)	Restricted shares granted as of March 19, 2013, which vested or vest in approximately equal installments on each of March 19, 2015 and 2016.

(5)	Restricted shares granted April 27, 2012, which vest on April 27, 2015.

(6)	Restricted shares granted March 21, 2014, which vested or vest in approximately equal installments on each of March 21, 2015, 2016 and 2017.

Option Exercises and Stock Vested

The following table sets forth information regarding the vesting of restricted stock awards held by each of the named executive officers during the year ended December 31, 2014, on an aggregate basis. The value realized on the vesting of restricted stock awards is calculated based on the closing market price of the Company's common stock as reported on the NASDAQ Capital Market on the applicable vesting dates of the restricted stock awards.

	Stock Awards
Name	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)
Jack L. Howard (1)	75,000	$1,571,250
Jeffrey A. Svoboda (1)	44,098	$919,025
James F. McCabe, Jr.	12,463	$264,113

(1)	Equity awards granted to Messrs. Howard and Svoboda who are directors and which are also reflected in “Director Compensation” below.

Employment Agreements

Jeffrey A. Svoboda. Effective January 28, 2008, Jeffrey A. Svoboda entered into an employment agreement, pursuant to which Mr. Svoboda agreed to become the President and Chief Executive Officer of H&H. Mr. Svoboda was also appointed by the Board to serve as the President and Chief Executive Officer of Bairnco, effective January 2009, and as a Senior Vice President of the Company, effective March 2009, and President and Chief Executive Officer of HNH Group, effective August 2011. His employment agreement provides for an initial two-year term, which automatically extends for successive one-year periods unless earlier terminated pursuant to its terms. The employment agreement also provides to Mr. Svoboda, among other things, (i) an annual salary of $500,000, (ii) an annual bonus with a target of 100% of base salary under the Company's STIP and LTIP (as base salary is defined in his employment agreement); (iii) a grant of 100,000 options to purchase shares of the Company's common stock pursuant to the terms and conditions of the 2007 Plan at an exercise price equal to $9.00; and (iv) other benefits. Effective November 24, 2008, the outstanding option to purchase shares of the Company's common stock granted pursuant to Mr. Svoboda's employment agreement was adjusted pursuant to the 2007 Plan to reflect a 1-for-10 reverse split of the Company's common stock effected November 2008 (the “Reverse Stock Split”) by reducing the number of shares issuable thereunder to 10,000 and by increasing the exercise price of such option to $90.00 per share. Effective January 4, 2009, we amended our employment agreement with Mr. Svoboda to permit the reduction of the annual salary payable thereunder by 5% in accordance with the company-wide salary reductions.  Certain technical amendments were also made to Mr. Svoboda's employment agreement, effective January 1, 2009, for the purpose of bringing the severance payment provisions of the employment agreement into compliance with the applicable provisions of Section 409A of the Internal Revenue Code and the regulations and interpretive guidance issued thereunder (“Section 409A”).

See “Potential Payments Upon Termination or a Change in Control” for further discussion on termination, retirement and change in control provisions of the employment agreement.

James F. McCabe, Jr.  Mr. McCabe's former employment agreement with the Company was assigned to SP Corporate effective January 1, 2012.

Potential Payments Upon Termination or a Change in Control

Jeffrey A. Svoboda.  In the event that the Company terminates Mr. Svoboda's employment agreement without cause or gives notice not to extend the term of the employment agreement, the Company will pay to Mr. Svoboda, as aggregate compensation, (i) a lump-sum cash payment equal to the greater of the balance of his base salary due for the remaining term of his contract (as base salary is defined in his employment agreement) or one (1) year of the greater of his then current annual base salary or of his base salary as of December 31, 2008, (ii) the continuation of certain health-related benefits and (iii) a bonus payment equal to the cash portion of the most recent bonus paid to Mr. Svoboda.  Mr. Svoboda will also receive the same compensation set forth in the preceding sentence if he terminates the employment agreement due to a material diminution of duties or the Company relocates more than 50 miles from White Plains, NY, as more specifically described in the employment agreement.

Risk Assessment of the Company's Compensation Policies

The Company's compensation programs are discretionary, balanced and focused on the long term. Goals and objectives of the Company's compensation programs reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. The Company's approach to compensation practices and policies applicable to employees throughout the Company is consistent with that followed for its executives and, accordingly, the Company believes that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Director Compensation

The following table sets forth information with respect to compensation earned by or awarded to each director who served on the Board during the year ended December 31, 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
(a)	(b)	(c)	(h)
Patrick A. DeMarco	107,500	62,310	169,810
Robert Frankfurt	111,000	62,310	173,310
Jack L. Howard (3)	52,000	1,557,750	1,609,750
Glen M. Kassan	52,000	62,310	114,310
Warren G. Lichtenstein	102,000	1,572,250	1,674,250
John H. McNamara, Jr.	52,000	62,310	114,310
Garen W. Smith (2)	108,000	62,310	170,310
Jeffrey A. Svoboda (3)	-	220,162	220,162
__________________
(1)
Represents the grant date fair value of the award calculated in accordance with FASB ASC Topic 718.  See Note 15 to our audited consolidated financial statements in our Annual Report for details as to the assumptions used to determine the fair value of the awards. As of December 31, 2014, each director of the Company held the following number of unvested shares of restricted stock granted pursuant to the 2007 Plan:

Name	Shares
Patrick A. DeMarco	3,000
Robert Frankfurt	3,000
Jack L. Howard(3)	75,000
Glen M. Kassan	3,000
Warren G. Lichtenstein	75,000
John H. McNamara, Jr.	3,000
Garen W. Smith	3,000
Jeffrey A. Svoboda(3)	41,502

(2)
In addition, Mr. Smith and his wife also receive medical benefits pursuant to an agreement entered into as of June 19, 2002 by and between the Company, Unimast and Mr. Smith in connection with the sale by the Company of Unimast, its then wholly-owned subsidiary, and the termination of Mr. Smith's employment as President and Chief Executive Officer of Unimast.

(3)	Messrs. Howard and Svoboda were granted stock awards in their respective capacities as officers and not as directors.

Effective January 1, 2012, the Board adopted the following compensation schedule for non-employee directors:

Annual Retainer for Independent Directors (1)	$60,000
Annual Retainer for Chairman	$90,000
Board Meeting Fee	$1,500
Annual Retainer for Audit Committee Members	$7,500
Annual Retainer for Audit Committee Chair	$10,000
Audit Committee Meeting Fee	$1,000
Annual Retainer for Compensation Committee Members	$6,000
Annual Retainer for Compensation Committee Chair	$6,500
Compensation Committee Meeting Fee	$1,000
Annual Retainer for Nominating Committee Members	$5,000
Annual Retainer for Nominating Committee Chair	$6,000
Nominating Committee Meeting Fee	$1,000
Special Committee Meeting Fee	$1,000
_______________
(1)	The annual retainer for Messrs. Howard and McNamara is, and for Mr. Kassan was, $40,000. No annual retainer is currently payable to Mr. Svoboda.

Shares granted to our directors in 2014 vest entirely in March 2015, with the exception of grants to Mr. Svoboda, whose shares vest in three approximately equal installments beginning on the first anniversary of the date of grant.

On July 6, 2007, the Compensation Committee adopted a compensatory arrangement (the “Arrangement”) for Warren G. Lichtenstein, the Chairman of the Board of the Company and Executive Chairman of Steel Partners, the manager of SPII and Steel Holding, to provide an incentive for Mr. Lichtenstein. The Arrangement provides, among other things, for Mr. Lichtenstein to receive a bonus equal to 10,000 multiplied by the difference of the market value of the Company's stock price and $90.00, as adjusted pursuant to the terms of the 2007 Plan to reflect the Reverse Stock Split. The Arrangement is not based on specified targets or objectives other than the Company's stock price. The bonus is payable immediately upon the sending of a notice by Mr. Lichtenstein. The Arrangement terminates July 6, 2015, to the extent not previously received or forfeited. Effective January 1, 2009, certain technical amendments were made to the Arrangement for the purpose of bringing the Arrangement into compliance with the applicable provisions of Section 409A.

Compensation Committee Report

The members of the Compensation Committee noted below have reviewed and discussed the Compensation Discussion and Analysis section set forth above with management and, based on such review and discussion, the members of the Compensation Committee noted below recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Patrick A. DeMarco
Robert Frankfurt
Garen W. Smith

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Patrick A. DeMarco, Robert Frankfurt and Garen W. Smith. None of the members of our Compensation Committee during 2014 served as an officer or employee of HNH or was formerly an officer of HNH. None of our executive officers during 2014 served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our Board or Compensation Committee.

PROPOSAL NO. 2:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Company’s named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. The vote on this resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the overall compensation of our executive officers.

As described in detail in the section entitled, “Executive Compensation—Compensation Discussion and Analysis” beginning on page 19, pursuant to the Management Services Agreement SP Corporate provides us with the services of all of our named executive officers (except Mr. Svoboda) and we pay SP Corporate directly for such services. Pursuant to the terms of the Management Services Agreement, SP Corporate is responsible for compensating all of our executive officers, including our named executive officers, except Mr. Svoboda. However, we may elect to provide equity compensation to our executive officers, but expect to do so after taking into account the recommendations of SP Corporate.

The Board recommends that stockholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement by approving the following advisory resolution:

RESOLVED, that the stockholders of Handy & Harman Ltd. (the “Company”) approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables as set forth in this Proxy Statement.

Required Vote and Board Recommendation

The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, either in person or by proxy, is required to approve the compensation of our named executive officers on a non-binding, advisory basis. If you hold your shares in your own name and indicate that you wish to abstain from voting on this matter, your abstention will be counted as present for purposes of determining the presence of a quorum. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, as is discussed above, your broker will not have the authority to vote your uninstructed shares on this proposal. Such abstentions and broker non-votes will have no effect on the outcome of this proposal. As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF
THE COMPANY’S EXECUTIVE COMPENSATION.

Report of the Audit Committee

The following is the Report of the Audit Committee with respect to our audited financial statements for our fiscal year ended December 31, 2014.

The Audit Committee’s purpose is, among other things, to assist our Board in its oversight of its financial accounting, reporting and controls. Our Board has determined that each member of the Audit Committee meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and each is an “independent” director within the meaning of the listing standards of the NASDAQ Market. The Audit Committee operates under a written charter.

Our management is responsible for the preparation, presentation and integrity of our financial statements, including setting the accounting and financial reporting principles and designing our system of internal control over financial reporting. Our independent registered public accounting firm, BDO USA, LLP (“BDO”), is responsible for performing an independent audit of our consolidated financial statements and for expressing opinions on the conformity of our audited financial statements to generally accepted accounting principles and on the effectiveness of our internal control over financial reporting based on their audit. The Audit Committee oversees these processes, although members of the Audit Committee are not engaged in the practice of auditing or accounting, and their functions are not intended to duplicate or to certify the activities of management or BDO.

The Audit Committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2014 with management and BDO. The Audit Committee met with BDO, with and without management present, to discuss the results of its examinations, its evaluation of our internal control over financial reporting and the overall quality of our financial reporting.

The Audit Committee has also received from, and discussed with, BDO the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from BDO required by the Public Company Accounting Oversight Board. The Audit Committee has discussed with BDO the communications concerning independence and that firm’s independence. Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and its charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report.

The preceding report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any of our filings.

THE AUDIT COMMITTEE

Patrick A. DeMarco
Robert Frankfurt Garen W. Smith

INDEPENDENT ACCOUNTING FIRM FEES

Change of Independent Registered Public Accounting Firm

On September 12, 2013, we dismissed Grant Thornton LLP ("GT") as our independent registered public accounting firm. Our Audit Committee approved the dismissal of GT. The audit reports of GT on the consolidated financial statements for the fiscal years ended December 31, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles. During the two fiscal years ended December 31, 2012 and 2011, and the subsequent interim period through September 12, 2013, there were (i) no disagreements between us and GT on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of GT would have caused GT to make reference thereto in its reports for such fiscal years, and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. We provided GT with a copy of the foregoing disclosures and requested that GT furnish a letter addressed to the SEC stating whether it agrees with the above statements made by us. A copy of GT’s letter, dated September 12, 2013, is filed as Exhibit 16.1 to the Current Report on Form 8-K filed with the SEC on September 13, 2013.

On September 12, 2013, our Audit Committee engaged BDO to be our new independent registered public accounting firm effective immediately. During the two fiscal years ended December 31, 2012 and 2011, and the subsequent interim period through September 12, 2013, neither we nor anyone on our behalf consulted BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us by BDO that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to BDO

The following table presents information regarding the fees estimated and billed by BDO for the 2014 and 2013 fiscal years.

Nature of Services	2014 Fiscal Year	2013 Fiscal Year
Audit Fees	$1,314,620	$1,224,740
Audit-Related Fees	$20,970	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,335,590	$1,224,740

Audit Fees. This category includes professional services rendered for the audit of our consolidated financial statements included in our annual reports, review of our unaudited condensed consolidated financial statements included in our quarterly reports, and services that were provided in connection with statutory or regulatory filings or engagements.

Audit-Related Fees. This category includes fees billed by BDO for assurance and related services that are reasonably related to the performance of an audit or review of HNH’s financial statements, including assistance with acquisitions and divestitures, and general assistance with the implementation of the SEC’s rules and regulations, including associated regulatory filings.

Audit Committee Pre-Approval Policies and Procedures

Section 10A(i)(1) of the Exchange Act and related SEC rules require that all auditing and permissible non-audit services to be performed by a company’s principal accountants be approved in advance by the Audit Committee, subject to a de minimis exception set forth in the SEC rules (the “De Minimis Exception”). Pursuant to Section 10A(i)(3) of the Exchange Act and related SEC rules, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services provided the pre-approval is detailed as to the particular service or category of services to be rendered and the Chairperson reports the details of the services to the full Audit Committee at its next regularly scheduled meeting. None of the audit-related or non-audit services described above were performed pursuant to the De Minimis Exception. In fiscal 2014 and 2013, the Audit Committee followed SEC guidelines in approving all services rendered by BDO and GT.

PROPOSAL NO. 3:  RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2015.

The ratification of the selection of BDO as our independent registered public accounting firm is being submitted to stockholders because we believe that this action follows sound corporate practice and is in the best interests of the stockholders. If the stockholders do not ratify the selection by the affirmative vote of the holders of a majority of the Common Stock voted on the matter at the Annual Meeting, the Audit Committee will reconsider the appointment of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2015, but such a vote will not be binding on the Audit Committee. If the stockholders ratify the selection, the Audit Committee, in its discretion, may still direct the appointment of new independent auditors at any time during the year if the Audit Committee determines that such a change would be in the best interests of HNH and our stockholders.

Required Vote and Board Recommendation

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to ratify the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2015 on a non-binding, advisory basis. If you hold your shares in your own name and indicate that you wish to abstain from voting on this matter, your abstention will be counted as present for purposes of determining the presence of a quorum and will have no effect on the outcome of this proposal. As discussed above, if you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will have the authority to vote your uninstructed shares on this proposal. If a broker chooses to leave these uninstructed shares unvoted, such shares will be counted for the purpose of establishing a quorum, but will have no effect on the outcome of this proposal. As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board and the Audit Committee value the opinions of our stockholders and will consider the outcome of the vote.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF
THE APPOINTMENT OF BDO USA, LLP

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to Rule 14a-8 of the Exchange Act (“Rule 14a-8”), stockholders are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the SEC and our bylaws. Stockholders wishing to present a proposal at our 2016 Annual Meeting of Stockholders must submit such proposal to our Corporate Secretary at our principal executive offices by January 1, 2016, if they wish for it to be eligible for inclusion in the Proxy Statement and form of proxy relating to that meeting. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

In addition, under our bylaws, a stockholder wishing to nominate a person to our Board at the 2016 Annual Meeting of Stockholders (but not include such nomination in the proxy statement) or wishing to make a proposal with respect to any other matter (but not include such proposal in the proxy statement) at the 2016 Annual Meeting the stockholder must deliver the nomination or recommendation to our Corporate Secretary at our principal executive offices no later than 90 days prior to and no earlier than 120 days prior to May 28, 2016, the date that is the one year anniversary of the Annual Meeting (the deadline for nominations for the 2016 Annual Meeting of Stockholders is between January 29, 2016 and February 28, 2016). Notwithstanding the foregoing, if the 2016 Annual Meeting of Stockholders occurs on a date more than 30 days earlier or 60 days after the date that is the one year anniversary of the Annual Meeting, then notice by the stockholder to be timely for the 2016 Annual Meeting must be delivered no later than the later of the 90th day prior to the actual date of the 2016 Annual Meeting of Stockholders or 10 days following the day on which public announcement (in a filing under the Exchange Act or by press release) of the date of the 2016 Annual Meeting of Stockholders is first made by our Board. A stockholder’s notice of proposal shall include (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, and (b) the class and number of shares of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner. See “Consideration of Director Nominees; New Nominees for Director – Stockholder Nominees” for a discussion of the information required to be submitted with stockholder director nominations. The requirements for advance notice of stockholder proposals under our bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Exchange Act, as those stockholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our bylaws and other applicable requirements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act, requires our directors and certain of our officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. SEC regulations also require these persons to furnish us with a copy of all Section 16(a) forms they file. Based solely on our review of the copies of the forms furnished to us and written representations from our officers who are required to file Section 16(a) forms and our directors, we believe that all Section 16(a) filing requirements were met during 2014 with the exception of one report on Form 4 filed by Mr. Svoboda reporting four late transactions, one report on Form 4 filed by Mr. McCabe reporting two late transactions and one report on Form 4 filed by Mr. McGill reporting one late transaction.

OTHER BUSINESS

The Board knows of no other business that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares they represent as the Board may recommend.

Whether or not you plan to attend the Annual Meeting, please cast your vote online, via telephone, or complete, date, sign and promptly return the enclosed proxy card or voting instruction card in the enclosed postage-paid envelope before the Annual Meeting so that your shares will be represented at the Annual Meeting.

It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. You may revoke the proxy at any time before it is exercised. If you attend the Annual Meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy) and vote your own shares. If your shares are held in a brokerage, bank, or other institutional account, you must obtain a proxy from that entity showing that you were the record holder as of the close of business on April 15, 2015, in order to vote your shares at the Annual Meeting.

By Order of the Board of Directors

/s/ Warren G. Lichtenstein

WARREN G. LICHTENSTEIN
Chairman of the Board

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	CONTROL # → 0000000000000000
	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain
01 Warren G. Lichtenstein	☐	☐	☐
02 Robert Frankfurt	☐	☐	☐
03 Jack L. Howard	☐	☐	☐
04 John H. McNamara, Jr.	☐	☐	☐
05 Patrick A. DeMarco	☐	☐	☐
06 Garen W. Smith	☐	☐	☐
07 Jeffrey A. Svoboda	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

SHARES
CUSIP #
SEQUENCE #

0000248436_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com .

HANDY & HARMAN LTD.
Annual Meeting of Stockholders
May 28, 2015 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jack L. Howard and James F. McCabe, Jr., each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Handy & Harman Ltd. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 28, 2015, at 9:00 a.m., local time, at Shade Hotel, 1221 North Valley Drive, Manhattan Beach, CA 90266, or at any adjournment or postponement thereof.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN PROPOSAL NO. 1 AND "FOR" APPROVAL OF PROPOSAL NOS. 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

0000248436_2 R1.0.0.51160